Exhibit 8.1

List of Subsidiaries and Consolidated Variable Interest Entities of Huami Corporation

Subsidiaries	Place of Incorporation
Huami, Inc.	United States
Huami North America Inc.	United States
DingShow	United States
Huami Investment Platform I Ltd.	United States
Huami Inc. Canada branch	Canada
Bitinno Technologies Inc.	Cayman Islands
Galaxy Trading Platform Limited	British Virgin Islands
Huami HK Limited	Hong Kong
Beijing Shunyuan Kaihua Technology Co., Ltd.	People’s Republic of China
Anhui Huami Intelligent Technology Co., Ltd.	People’s Republic of China
Huami (Shenzhen) Information Technology Co., Ltd.	People’s Republic of China
Beijing Huami Intelligent Technology Co., Ltd.	People’s Republic of China

Consolidated Variable Interest Entities	Place of Incorporation
Huami (Beijing) Information Technology Co., Ltd.	People’s Republic of China
Anhui Huami Information Technology Co., Ltd.	People’s Republic of China

Subsidiaries of Consolidated Variable Interest Entities	Place of Incorporation
Anhui Huami Healthcare Co., Ltd.	People’s Republic of China
Shenzhen Yunding Information Technology Co., Ltd.	People’s Republic of China
Oclean Information Technology Co., Ltd.	People’s Republic of China
Huami (Nanjing) Information Technology Co., Ltd.	People’s Republic of China
Hefei Hi-Tech Huami Intelligence Polyclinic Co. Ltd.	People’s Republic of China
Anhui Huami Medical System Co., Ltd.	People’s Republic of China
Huami Beijing Medical Health Technology Co., Ltd.	People's Republic of China
Hefei Huami Micro-electronics Co., Ltd	Hong Kong